Exhibit 23.1

McGladrey & Pullen

Certified Public Accountants

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (No. 333-114717, 333-119561 and 333-139453) of Form S-8 of The Bank Holdings of our report dated March 15, 2006 relating to our audits of the financial statements of NNB Holdings, Inc. as of and for the years ended December 31, 2005 and 2004, which are incorporated in this 8-K of The Bank Holdings.

/s/  McGLADREY & PULLEN, LLP

Las Vegas, Nevada

January 16, 2007

McGladrey  & Pullen, LLP is an independent member firm of

RSM International, an affiliation of independent accounting

and consulting firms.